UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 15, 2016, Xylem Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Xylem Luxembourg S.à r.L., a Luxembourg société à responsabilité limitée and wholly-owned indirect subsidiary of the Company (“Xylem Lux” and, together with the Company, “Xylem”), Sensus Worldwide Limited, an exempted company incorporated under the laws of Bermuda (“Sensus Worldwide”), Sensus Industries Limited, an exempted company incorporated under the laws of Bermuda and wholly-owned subsidiary of Sensus Worldwide (“Sensus Industries”), and Sensus USA Inc., a Delaware corporation and wholly-owned subsidiary of Sensus Worldwide (“Sensus USA” and, together with Sensus Worldwide and Sensus Industries, “Sensus”).

Pursuant to the Purchase Agreement, Xylem will acquire all of the direct and indirect subsidiaries of Sensus Worldwide (other than Sensus Industries) for aggregate consideration of $1,700,000,000 in cash, subject to certain adjustments as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of Xylem and Sensus. The consummation of the transactions contemplated by the Purchase Agreement is subject to customary conditions, including without limitation (i) the expiration or termination of any waiting period applicable to the consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the receipt of regulatory approvals under certain non-U.S. antitrust laws; (iii) approval from the Federal Communications Commission; (iv) the absence of any law or injunction adopted, promulgated or entered by any governmental authority preventing the consummation of the transactions contemplated by the Purchase Agreement; (v) the accuracy of the parties’ representations and warranties (subject to customary materiality qualifiers); and (vi) the compliance by the parties with their respective covenants, obligations and agreements under the Purchase Agreement (subject to customary materiality qualifiers).

The Purchase Agreement provides that Xylem and/or Sensus may terminate the Purchase Agreement under certain circumstances, including (i) by mutual written consent of the parties; (ii) by either party if the transaction is not consummated on or before February 15, 2017, subject to extension by three months if the parties have not received applicable regulatory approvals by such date; (iii) by either party if any governmental authority has issued a non-appealable final order, decree, ruling or other action preventing the transaction; or (iv) by either party for certain breaches of the Purchase Agreement that are not cured, except that no termination right will be available to a party that is in material breach of its obligations under the Purchase Agreement, or whose failure to fulfill its obligations or to comply with its covenants under the Purchase Agreement has been the cause of, resulted in or contributed to, the failure to satisfy any condition to the obligations of either party under the Purchase Agreement.

Xylem expects to finance the consideration for the transaction with a combination of cash on hand, new and existing credit facilities and the issuance of new debt, including up to $1.3 billion in senior unsecured notes. The transaction is not subject to a financing condition.

On August 15, 2016, Xylem entered into a commitment letter (the “Commitment Letter”) with Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (collectively, the “Arrangers”) pursuant to which the Arrangers have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a

364-day $1.3 billion senior unsecured bridge facility (the “Bridge Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Bridge Financing”). The Bridge Facility is available to finance the transactions contemplated by the Purchase Agreement and to pay fees and expenses related thereto to the extent that Xylem does not finance such consideration and fees and expenses through available cash on hand and the issuance of new debt as described above. The Arrangers’ commitments to provide the Bridge Financing are subject to certain customary closing conditions. The Bridge Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, and certain conditions and events of default that are customarily required for similar financings.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Xylem Lux, Sensus Worldwide, Sensus Industries, Sensus USA or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Xylem Lux, Sensus Worldwide, Sensus Industries, Sensus USA or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 8.01.	Other Events

On August 15, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of August 15, 2016, by and among Xylem Inc., Xylem Luxembourg S.à r.l., Sensus Worldwide Limited, Sensus Industries Limited, and Sensus USA Inc.

99.1	Press Release issued by Xylem Inc. on August 15, 2016.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: August 15, 2016	By:	/s/ E. Mark Rajkowski
		Name:	E. Mark Rajkowski
		Title:	Senior Vice President and Chief Financial Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of August 15, 2016, by and among Xylem Inc., Xylem Luxembourg S.à r.L., Sensus Worldwide Limited, Sensus Industries Limited, and Sensus USA Inc.

99.1	Press Release issued by Xylem Inc. on August 15, 2016.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Purchase Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.